Exhibit 8
LIST OF SUBSIDIARIES

Jurisdiction of
	Subsidiary Company	Organization
I.	EMPAQUES DE CARTÓN TITÁN, S.A. DE C.V.	Mexico
II.	DURANGO INTERNATIONAL, INC.	New Mexico, U.S.A.
	A. Durango McKinley Paper Company	New Mexico, U.S.A.
	B. Fiber Management of Texas, Inc.	Texas, U.S.A.
III.	PONDEROSA INDUSTRIAL DE MÉXICO, S.A. DE C.V.	Mexico
	A. Inmobiliaria Industrial Tizayuca, S.A. de C.V.	Mexico
	B. Servicios Industriales Tizayuca, S.A. de C.V.	Mexico
	C. Atensa S.A. de C.V.	Mexico
	D. Eyemsa S.A. de C.V.	Mexico
	E. Administracion Industrial Centauro, S.A. de C.V.	Mexico
	F. Atenmex S.A. de C.V.	Mexico
	G. Ectsa Industrial S.A. de C.V.	Mexico
	H. Cartonpack Industrial S.A. de C.V.	Mexico
	I. Administradora Industrial Durango, S.A. de C.V.	Mexico
IV.	PORTEADORES DE DURANGO, S.A. de C.V.	Mexico
	A. Reciciajes Centauro, S.A. de C.V.	Mexico
	B. Compañia Norteamericana de Inversiones en Celulosa y Papel, S.A. de C.V.	Mexico
V.	ADMINISTRACIÓN CORPORATIVA DE DURANGO, S.A. DE C.V.	Mexico
	A. Lineas Aéreas Ejecutivas de Durango, S.A. de C.V.	Mexico
VI.	GRUPO PIPSAMEX, S.A. DE C.V.	Mexico
	A. Mexpape S.A. de C.V.	Mexico
	B. Fapatux S.A. de C.V.	Mexico
	C. Servicios Pipsamex S.A. de C.V.	Mexico
	D. Papeles Forma-Todo S.A. de C.V.	Mexico